Exhibit 23(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 2003, with respect to the consolidated financial statements and financial statement schedules of ReliaStar Life Insurance Company of New York, included and incorporated by reference in this Registration Statement under the Securities Act of 1933 (Form S-2) and the related Prospectus of ReliaStar Life Insurance Company of New York.


                                /s/ Ernst & Young LLP


Atlanta, Georgia
April 14, 2003